UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2007

ENERJEX RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada	000-30234	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 W. 110th, 7th Floor Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 693-4600

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

The Registrant’s CEO intends to deliver a presentation this week to investors in Europe. The Registrant’s presentation will address its present and future business prospects. A copy of the presentation is attached hereto as Exhibit 99.1.

The presentation contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of October 22, 2007. The Registrant does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves as defined in Rule 4-10(a) of Regulation S-X. The presentation may contain certain terms such as probable reserves and possible reserves, which the SEC’s guidelines strictly prohibit the Registrant from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in the Registrant’s Form 10-KSB, File No. 000-30234, available from the Registrant at 7300 W. 110th, 7th Floor, Overland Park, Kansas 66210. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Section 8 – Other Events

Item 8.01 Other Events.

On October 23, 2007, the Registrant issued a press release announcing production and for the six months ended of September 30, 2007. A copy of the press release is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
99.1	European Investor Presentation
99.2	Press Release dated September 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

By:/s/Steve Cochennet

Steve Cochennet, Chief Executive Officer

Date: October 23, 2007